Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Rogers Corporation 2005 Equity Compensation Plan for the registration of 1,100,000 shares of capital stock of our reports dated March 9, 2005, with respect to the consolidated financial statements of Rogers Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 2005, and Rogers Corporation's management's assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting of Rogers Corporation, and the related financial statement schedule of Rogers Corporation included therein, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                                 -----------------------------
                                                 ERNST & YOUNG LLP


     Boston, Massachusetts
     April 28, 2005